EXHIBIT 15.1

April 29, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)
(No. 333-235973)
(No. 333-261673)

Registration Statement on Form S-4
(No. 333-260413)

Registration Statement on Form S-3
(No. 333-253421)

Commissioners:

We are aware that our report dated April 29, 2022 on our review of the consolidated balance sheet of The Goldman Sachs Group, Inc. and its subsidiaries (the Company) as of March 31, 2022, and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2022 and 2021 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP